UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

AIR PRODUCTS AND CHEMICALS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	23-1274455
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

7201 Hamilton Boulevard

Allentown, Pennsylvania 18195-1501

(Address of Principal Executive Offices and Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to Be so Registered	Name of Each Exchange on Which Each Class Is to Be Registered
0.500% Notes due 2028	New York Stock Exchange
0.800% Notes due 2032	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-221729

(If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The titles of the securities to be registered hereunder are “0.500% Notes due 2028” and “0.800% Notes due 2032.” For a description of such securities, reference is made to the information under the heading “Description of Notes” and “Description of Senior Debt Securities,” respectively, in the prospectus supplement, dated April 28, 2020, which was filed with the Securities and Exchange Commission (the “Commission”) on April 30, 2020, pursuant to Rule 424(b)(2) under the Securities Act of 1933, and the prospectus, dated November 22, 2017, contained in our effective registration statement on Form S-3 (Registration No. 333-221729), which registration statement was filed with the Commission on November 22, 2017, and all of which information is incorporated herein by reference and made part of this registration statement in its entirety.

Item 2.	Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of April 30, 2020 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the Commission on April 30, 2020).

4.2	Form of Officer’s Certificate setting forth the terms and form of the 0.500% Notes due 2028 and 0.800% Notes due 2032 (incorporated herein by reference to Exhibit 4.3 to the Current Report on Form 8-K filed with the Commission on April 30, 2020).

4.3	Form of 0.500% Notes due 2028 (incorporated herein by reference to Exhibit 4.3 to the Current Report on Form 8-K filed with the Commission on April 30, 2020).

4.4	Form of 0.800% Notes due 2032 (incorporated herein by reference to Exhibit 4.3 to the Current Report on Form 8-K filed with the Commission on April 30, 2020).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Air Products and Chemicals, Inc.

By:	/s/ Sean D. Major
Name:	Sean D. Major
Title:	Executive Vice President, General Counsel and Secretary

Dated: April 30, 2020